Exhibit 13(b)

SECTION 906 CERTIFICATION

I, Ann M. Carpenter, President and Principal Executive Officer, and I, Bruce S. Rosenberg, Treasurer and Principal Financial Officer, of SPDR® Series Trust (the “Trust”) each certify that:

1.	This Form N-CSR filing for the Trust (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ann M. Carpenter
Ann M. Carpenter
President and Principal Executive Officer

Date: September 6, 2023

By:	/s/ Bruce S. Rosenberg
Bruce S. Rosenberg
Treasurer and Principal Financial Officer

Date: September 6, 2023